                                Exhibit 99

GE HealthCare reports second quarter 2026 financial results

•Revenue growth of 5.7%, and Organic revenue growth* of 3.5%
•Record organic orders growth of 11.1%, book-to-bill of 1.15 times and backlog of $23.9 billion
•Net income margin of 10.6% and Adjusted earnings before interest and taxes (EBIT) margin* of 14.2%; diluted earnings per share (EPS) of $1.24 grew 16.5% and Adjusted EPS* of $1.13 grew 6.6%
•Cash flow from operating activities of $168 million and Free cash flow* of $68 million
•Reaffirms full-year 2026 guidance

Chicago, IL – July 29, 2026 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the second quarter ended June 30, 2026.

GE HealthCare President and CEO Peter Arduini said, “We delivered record orders and backlog in the second quarter, with orders growth across every segment, demonstrating strong commercial execution, including the adoption of new products. In Patient Care Solutions, while we are focused on returning the business to growth and profitability, we are reviewing strategic options to maximize its long-term value. Our continued investment in precision innovation is expanding our addressable markets, strengthening our competitive position and supporting durable short- and long-term growth.”

Second quarter 2026 total company financial performance(1)
•Revenues of $5.3 billion, up 5.7%, including Organic revenue growth* of 3.5%, driven by Pharmaceutical Diagnostics (PDx) and Advanced Imaging Solutions (AIS), with overall strength in the U.S., Europe, the Middle East, and Africa (EMEA), and Rest of World. Patient Care Solutions (PCS) financial performance continued to be challenged.

•Total orders up 11.1% organically versus 3.4% growth in the year-ago period, book-to-bill of 1.15 times and backlog of $23.9 billion.

•Net income attributable to GE HealthCare of $561 million versus $486 million, and Adjusted EBIT* of $750 million versus $729 million, with current period measures benefiting from International Emergency Economic Powers Act (IEEPA) tariff refunds recognized of $129 million for net income and $23 million for Adjusted EBIT*. Tariff refunds of $106 million related to 2025 were excluded from Adjusted EBIT* results.

•Net income margin of 10.6% versus 9.7%, up 90 basis points (bps). Adjusted EBIT margin* of 14.2% versus 14.6%, down 40 bps, with both measures negatively impacted by a decline in PCS and inflation related to memory chips, oil and freight costs.

•Diluted EPS of $1.24 versus $1.06, up $0.18; Adjusted EPS* of $1.13 versus $1.06, up $0.07, with both measures benefiting from tariff refunds as well as a lower tax rate.

* Non-GAAP financial measure.
(1) All comparisons to prior-year period unless otherwise noted.

Second quarter 2026 segment financial performance (Unaudited)
In the second quarter of 2026, GE HealthCare combined its Imaging and Advanced Visualization Solutions businesses into a new operating and reportable segment, Advanced Imaging Solutions. Following this organizational change, the Company has three reportable segments: Advanced Imaging Solutions, Pharmaceutical Diagnostics and Patient Care Solutions. Historical segment financial information presented herein has been recast to conform to the new reportable segments structure.

Segment ($ in millions)	Advanced Imaging Solutions	Pharmaceutical Diagnostics	Patient Care Solutions
Segment Revenues	$3,771	$843	$675
YoY % change	7.9%	15.6%	(13.3)%
YoY % Organic* change	5.0%	14.6%	(13.5)%
Segment EBIT	$525	$250	$(26)
YoY % change	15.4%	16.9%	(143.0)%
Segment EBIT Margin	13.9%	29.6%	(3.8)%
YoY change	90 bps	30 bps	(1,150) bps
YoY refers to year-over-year comparison

Second quarter capital deployment(1)
•Cash flow from operating activities of $168 million, up $74 million. Free cash flow* of $68 million, up $61 million. Cash flow from operating activities includes a tariff refund of $107 million.
•Capital expenditures of $100 million compared to $87 million in the prior year. The Company continues to prioritize investment in capacity expansion and innovation.
•Cash and cash equivalents of $2.1 billion and access to $3.5 billion of revolving credit facilities. Total debt outstanding of $10.1 billion.
•The Company repurchased 3.3 million shares for total consideration of $200 million; $500 million remaining in the share repurchase program authorized by the Board of Directors in April 2025.
•Declared quarterly dividend of $0.035 per share to stockholders of record as of July 24, 2026.

Recent innovation and commercial highlights
•Catholic Health and GE HealthCare partner to expand patient access across Long Island
•GE HealthCare and Mayo Clinic aim to advance personalized cancer care through new theranostics research collaboration
•GE HealthCare and University Hospital Essen collaborate to advance theranostics and personalized cancer care with new Nuclear Medicine Center
•GE HealthCare advancing enterprise imaging with cloud-enabled solutions
•GE HealthCare receives FDA 510(k) clearance for MIM Contour ProtégéAI+ 2.0, advancing AI-enabled radiation therapy planning with expanded clinical capabilities
•GE HealthCare focuses on expanding access to nuclear medicine through AI, radiopharmaceutical and imaging innovations
•GE HealthCare advances 4D dynamic PET imaging with U.S. FDA 510(k) submission of MIM KineticID, designed to to bring quantitative insight to disease assessment

* Non-GAAP financial measure.
(1) All comparisons to prior year period unless otherwise noted.

2026 guidance
For the full-year 2026, the Company reaffirms guidance as follows:
•Organic revenue growth* of 3.0% to 4.0% year-over-year
•Adjusted EBIT margin* of 15.4% to 15.7%, reflecting an expansion of 10 bps to 40 bps year-over-year. Continue to expect approximately $250 million of inflation associated with memory chips, oil and freight and other components.
•Adjusted effective tax rate (ETR)* in the range of 20.0% to 21.0%
•Adjusted EPS* in the range of $4.80 to $5.00, representing 4.6% to 9.0% growth year-over-year
•Free cash flow* of approximately $1.6 billion

The benefits of refunds for tariffs incurred in 2025 are not included in guidance for 2026 Adjusted EBIT margin* ($106 million to date) and Adjusted EPS* ($0.18 to date). The benefits of refunds for tariffs incurred in 2026 are included in guidance for 2026 Adjusted EBIT margin* ($23 million) and Adjusted EPS* ($0.04). We do not expect a material benefit to Adjusted EBIT margin* and Adjusted EPS* from additional refunds for tariffs incurred in 2026.

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP financial measures in outlook section below for more details.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

* Non-GAAP financial measure.

Financial statements

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended June 30		For the six months ended June 30
(In millions, except per share amounts)	2026	2025	2026	2025
Sales of products	$3,416	$3,263	$6,762	$6,380
Sales of services	1,878	1,743	3,664	3,404
Total revenues	5,295	5,007	10,425	9,784
Cost of products	2,217	2,160	4,500	4,122
Cost of services	898	863	1,769	1,665
Gross profit	2,180	1,985	4,157	3,997
Selling, general, and administrative	1,118	1,029	2,235	2,069
Research and development	323	302	668	646
Total operating expenses	1,441	1,331	2,903	2,714
Operating income	739	654	1,254	1,283
Interest and other financial charges – net	114	113	210	224
Non-operating benefit (income) costs	(45)	(73)	(96)	(148)
Other (income) expense – net	(22)	1	(58)	(98)
Income before income taxes	693	613	1,198	1,304
Benefit (provision) for income taxes	(119)	(113)	(213)	(216)
Net income	573	500	985	1,088
Net (income) loss attributable to noncontrolling interests	(13)	(14)	(35)	(39)
Net income attributable to GE HealthCare	$561	$486	$950	$1,049

Earnings per share attributable to GE HealthCare:
Basic	$1.24	$1.06	$2.09	$2.30
Diluted	1.24	1.06	2.08	2.29
Weighted-average number of shares outstanding:
Basic	453	457	454	457
Diluted	454	458	456	459

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	June 30, 2026	December 31, 2025
Cash, cash equivalents, and restricted cash	$2,105	$4,512
Receivables – net of allowances of $102 and $103	3,881	3,955
Inventories	2,483	2,234
Contract and other deferred assets	1,235	1,073
All other current assets	793	726
Current assets	10,497	12,501
Property, plant, and equipment – net	3,146	3,092
Goodwill	15,095	13,489
Other intangible assets – net	1,894	1,130
Deferred income taxes	4,359	4,491
All other non-current assets	2,254	2,205
Total assets	$37,246	$36,906
Short-term borrowings	$2	$508
Accounts payable	3,231	3,250
Contract liabilities	2,200	2,095
Current compensation and benefits	1,439	1,666
All other current liabilities	1,429	1,587
Current liabilities	8,302	9,105
Long-term borrowings	10,091	9,495
Non-current compensation and benefits	5,186	5,453
Deferred income taxes	315	193
All other non-current liabilities	2,133	2,061
Total liabilities	26,027	26,307
Commitments and contingencies
Redeemable noncontrolling interests	229	209
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 459,470,464 shares issued as of June 30, 2026; 458,844,209 shares issued as of December 31, 2025	5	5
Treasury stock, at cost, 7,785,199 shares as of June 30, 2026 and 3,107,626 shares as of December 31, 2025	(525)	(225)
Additional paid-in capital	6,776	6,707
Retained earnings	6,199	5,281
Accumulated other comprehensive income (loss) – net	(1,480)	(1,388)
Total equity attributable to GE HealthCare	10,975	10,379
Noncontrolling interests	14	11
Total equity	10,989	10,390
Total liabilities, redeemable noncontrolling interests, and equity	$37,246	$36,906

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the six months ended June 30
(In millions)	2026	2025
Net income	$985	$1,088
Adjustments to reconcile Net income to Cash from (used for) operating activities:
Depreciation of property, plant, and equipment	154	138
Amortization of intangible assets	159	146
Gain on remeasurement of Nihon Medi-Physics equity method investment	—	(97)
Net periodic postretirement benefit plan (income) expense	(93)	(138)
Postretirement plan contributions	(171)	(182)
Share-based compensation	80	56
Provision for income taxes	213	216
Cash paid during the year for income taxes	(231)	(270)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	62	185
Inventories	(310)	(188)
Contract and other deferred assets	(132)	(48)
Accounts payable	21	(113)
Contract liabilities	83	(23)
Current compensation and benefits	(231)	(207)
All other operating activities – net	(130)	(218)
Cash from (used for) operating activities	458	344
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(278)	(238)
Purchases of businesses, net of cash acquired	(2,293)	(279)
Purchases of investments	(19)	(28)
All other investing activities – net	(24)	(84)
Cash from (used for) investing activities	(2,615)	(630)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	(1)	1
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	1,152	1,493
Repayments and other reductions (maturities longer than 90 days)	(1,012)	(261)
Dividends paid to stockholders	(32)	(32)
Repurchase of common stock	(300)	(100)
Proceeds from stock issued under employee benefit plans	10	21
Taxes paid related to net share settlement of equity awards	(21)	(33)
All other financing activities – net	(12)	(15)
Cash from (used for) financing activities	(215)	1,075
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(35)	84
Increase (decrease) in cash, cash equivalents, and restricted cash	(2,407)	873
Cash, cash equivalents, and restricted cash at beginning of year	4,515	2,893
Cash, cash equivalents, and restricted cash at end of period	$2,108	$3,766

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(280)	$(260)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$102	$90

Non-GAAP financial measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted earnings per share to provide management and investors with an additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin is calculated by taking Adjusted EBIT divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted ETR to provide management and investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities – continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP financial reconciliations

Organic Revenue*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ in millions)	2026	2025	% change	2026	2025	% change
AIS revenues	$3,771	$3,493	7.9%	$7,410	$6,872	7.8%
Less: Acquisitions(1)	62	—		72	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	41	—		156	—
AIS Organic revenue*	$3,668	$3,493	5.0%	$7,182	$6,872	4.5%
PDx revenues	$843	$729	15.6%	$1,612	$1,362	18.4%
Less: Acquisitions(1)	—	—		50	1
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	8	—		35	—
PDx Organic revenue*	$835	$729	14.6%	$1,527	$1,360	12.3%
PCS revenues	$675	$778	(13.3)%	$1,379	$1,531	(10.0)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	2	—		14	—
PCS Organic revenue*	$673	$778	(13.5)%	$1,365	$1,531	(10.9)%
Other revenues	$6	$6	3.8%	$24	$19	27.1%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$6	$6	3.8%	$24	$19	27.1%
Total revenues	$5,295	$5,007	5.7%	$10,425	$9,784	6.6%
Less: Acquisitions(1)	62	—		122	1
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	51	—		205	—
Organic revenue*	$5,182	$5,007	3.5%	$10,098	$9,783	3.2%

(1)
Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction, excluding the impact of Foreign currency exchange already captured in lines elsewhere.

(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ in millions)	2026	2025	% change	2026	2025	% change
Net income attributable to GE HealthCare	$561	$486	15.5%	$950	$1,049	(9.5)%
Add: Interest and other financial charges – net	114	113		210	224
Add: Non-operating benefit (income) costs	(45)	(73)		(96)	(148)
Less: Benefit (provision) for income taxes	(119)	(113)		(213)	(216)
Less: Net (income) loss attributable to noncontrolling interests	(13)	(14)		(35)	(39)
EBIT*	761	653	16.7%	1,312	1,380	(5.0)%
Add: Restructuring costs(1)	27	18		76	40
Add: Acquisition and disposition-related charges (benefits)(2)	11	7		46	15
Add: Spin-Off and separation costs and other adjustments(3)	(5)	5		(2)	29
Add: (Gain) loss on business and asset dispositions(4)	—	5		—	(5)
Add: Amortization of acquisition-related intangible assets	61	40		108	75
Add: Investment revaluation (gain) loss(5)	—	1		8	(92)
Less: Tariff refunds(6)	106	—		106	—
Adjusted EBIT*	$750	$729	2.9%	$1,440	$1,443	(0.2)%
Net income margin	10.6%	9.7%	90 bps	9.1%	10.7%	(160) bps
Adjusted EBIT margin*	14.2%	14.6%	(40) bps	13.8%	14.8%	(90) bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs and other adjustments related to the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the six months ended June 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)	Consists of the pre-tax impact of refunds pertaining to IEEPA tariffs incurred in the year ended December 31, 2025.
* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ in millions)	2026	2025	% change	2026	2025	% change
Net income attributable to GE HealthCare	$561	$486	15.5%	$950	$1,049	(9.5)%
Add: Non-operating benefit (income) costs	(45)	(73)		(96)	(148)
Add: Restructuring costs(1)	27	18		76	40
Add: Acquisition and disposition-related charges (benefits)(2)	11	7		46	15
Add: Spin-Off and separation costs and other adjustments(3)	(5)	5		(2)	34
Add: (Gain) loss on business and asset dispositions(4)	—	5		—	(5)
Add: Amortization of acquisition-related intangible assets	61	40		108	75
Add: Investment revaluation (gain) loss(5)	—	1		8	(92)
Less: Tariff refunds(6)	106	—		106	—
Add: Tax effect of reconciling items(7)	11	(1)		(8)	(1)
Add: Spin-Off and other tax adjustments(8)	—	—		(7)	(18)
Adjusted net income*	$515	$487	5.6%	$967	$951	1.7%

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs and other adjustments related to the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. For the six months ended June 30, 2025, an adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the six months ended June 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)
Consists of the pre-tax impact of refunds pertaining to IEEPA tariffs incurred in the year ended December 31, 2025. The associated tax effect is presented on the Tax effect of reconciling items line. The net of tax impact of tariff refunds is $81 million for the three and six months ended June 30, 2026.

(7)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(8)
Consists of certain income tax adjustments, including foreign income tax reserve releases and discrete tax impacts resulting from the Spin-Off and separation from GE and for the six months ended June 30, 2025, includes tax impacts of the NMP acquisition.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended June 30			For the six months ended June 30
(In dollars, except shares outstanding presented in millions)	2026	2025	$ change	2026	2025	$ change
Diluted earnings per share	$1.24	$1.06	$0.18	$2.08	$2.29	$(0.20)
Add: Non-operating benefit (income) costs	(0.10)	(0.16)		(0.21)	(0.32)
Add: Restructuring costs(1)	0.06	0.04		0.17	0.09
Add: Acquisition and disposition-related charges (benefits)(2)	0.02	0.02		0.10	0.03
Add: Spin-Off and separation costs and other adjustments(3)	(0.01)	0.01		(0.01)	0.07
Add: (Gain) loss on business and asset dispositions(4)	—	0.01		—	(0.01)
Add: Amortization of acquisition-related intangible assets	0.13	0.09		0.24	0.16
Add: Investment revaluation (gain) loss(5)	—	0.00		0.02	(0.20)
Less: Tariff refunds(6)	0.23	—		0.23	—
Add: Tax effect of reconciling items(7)	0.02	(0.00)		(0.02)	(0.00)
Add: Spin-Off and other tax adjustments(8)	—	—		(0.02)	(0.04)
Adjusted earnings per share*	$1.13	$1.06	$0.07	$2.12	$2.07	$0.05
Diluted weighted-average shares outstanding	454	458		456	459

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs and other adjustments related to the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. For the six months ended June 30, 2025, an adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the six months ended June 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)
Consists of the pre-tax impact of refunds pertaining to IEEPA tariffs incurred in the year ended December 31, 2025. The associated tax effect is presented on the Tax effect of reconciling items line. The net of tax impact of tariff refunds is $0.18 for the three and six months ended June 30, 2026.

(7)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(8)
Consists of certain income tax adjustments, including foreign income tax reserve releases and discrete tax impacts resulting from the Spin-Off and separation from GE and for the six months ended June 30, 2025, includes tax impacts of the NMP acquisition.

* Non-GAAP financial measure.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended June 30		For the six months ended June 30
($ in millions)	2026	2025	2026	2025
Benefit (provision) for income taxes	$(119)	$(113)	$(213)	$(216)
Add: Tax effect of reconciling items(1)	11	(1)	(8)	(1)
Add: Spin-Off and other tax adjustments(2)	—	—	(7)	(18)
Adjusted tax expense*	$(108)	$(114)	$(229)	$(235)
Effective tax rate	17.2%	18.4%	17.8%	16.6%
Adjusted effective tax rate*	17.1%	18.5%	18.6%	19.3%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including foreign income tax reserve releases and discrete tax impacts resulting from the Spin-Off and separation from GE and for the six months ended June 30, 2025, includes tax impacts of the NMP acquisition.

Free Cash Flow*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ in millions)	2026	2025	% change	2026	2025	% change
Cash from (used for) operating activities	$168	$94	78.5%	$458	$344	33.0%
Add: Additions to PP&E and internal-use software	(100)	(87)		(278)	(238)
Add: Dispositions of PP&E	—	—		—	—
Free cash flow*	$68	$7	835.5%	$180	$106	70.0%

Non-GAAP financial measures in outlook

GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in U.S. GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective U.S. GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with U.S. GAAP.

Key performance indicators

Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

Conference call and webcast information

GE HealthCare will discuss its results during its live earnings call today, July 29, 2026 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.
* Non-GAAP financial measure.

Forward-looking statements

This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; the impacts of macroeconomic and market conditions, including the impact of tariffs and other trade restrictions, and volatility on the Company’s business, operations, financial results, and financial position and on supply chains and the world economy; the Company’s receipt of future tariff refunds and the timing and amount thereof; the impacts on the Company’s business of international conflicts, including the Russia and Ukraine conflict and conflicts in the Middle East; share repurchases; risks related to foreign currency exchange, interest rates, and commodity and key material price volatility and availability; and the Company’s strategy, innovation, and acquisitions and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of changes in trade and tariff policy, and international conflicts and tensions, including between Ukraine and Russia, in the Middle East, and in other regions; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in or elimination of government subsidies, and changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; developments in the market in China; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key talent and qualified employees; increasing attention to sustainability matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims or potential litigation, arbitration, or similar proceedings; the Company’s level of indebtedness and the impact of complying with the covenants and other terms of the Company’s debt instruments on its business. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global healthcare solutions provider of advanced medical technology, pharmaceutical diagnostics, and AI, cloud and software solutions that help clinicians tackle the world’s most complex diseases. Serving patients and providers for 130 years, GE HealthCare is delivering bold innovations designed for the next era of medicine across its Advanced Imaging Solutions, Pharmaceutical Diagnostics, and Patient Care Solutions segments to help clinicians deliver more personalized, precise patient care. We are a $20.6 billion business with approximately 54,000 colleagues working to create a world where healthcare has no limits.
GE HealthCare is proud to be among 2026 Fortune World’s Most Admired Companies™.

Follow us on LinkedIn, Facebook, Instagram, or visit our website for our latest news and perspectives.

Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com